Exhibit 16.1

S|G

SADLERGIBB
& ASSOCIATES, LLC
CERTIFIED PUBLIC ACCOUNTANTS

July 2, 2018

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: America Great Heath

We have read the statements of America Great Health included under Item 4.01 of Form 8-K dated July 2, 2018 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC